EXHIBIT 107
Calculation of Filing Fee Table
FORM
S-3
(Form Type)
American Tower Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (3)(4)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.01 per share (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Units (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Guarantees (3)	456(b) and 457(r)

	Other	Purchase Contracts (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices.
(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. Any subsequent registration fees will be paid on a pay-as-you-go
basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(4)	An indeterminate number of shares of common stock may be issued from time to time upon exercise, conversion or exchange of other securities.